Exhibit 99.1

NGL Energy Partners LP Announces Fiscal 2015 Results

TULSA, Okla.—(BUSINESS WIRE)—June 1, 2015—NGL Energy Partners LP (NYSE:NGL) today reported Adjusted EBITDA of $443.3 million for the year ended March 31, 2015 (exclusive of $7.4 million of advisory and legal costs related to acquisitions and $15.8 million of compensation costs related to the Gavilon and TransMontaigne acquisitions), compared to Adjusted EBITDA of $270.5 million during the year ended March 31, 2014 (exclusive of $6.9 million of advisory and legal costs related to acquisitions and $8.2 million of compensation costs related to the Gavilon acquisition). This represents an increase of 64% year over year. NGL reported net income of $29.9 million for the year ended March 31, 2015, compared to net income of $48.8 million for the year ended March 31, 2014.

“We are very pleased with our fiscal year 2015 results. Given the challenging energy environment, NGL significantly exceeded expectations and guidance. This is a testament to our strategy of having an integrated and diversified portfolio of midstream businesses which serve as a natural hedge against commodity risk. NGL was able to overcome backwardated markets, a 50% decline in crude oil and natural gas liquids prices and underutilized storage assets at Cushing,” said Mike Krimbill, CEO of NGL Energy Partners.

NGL’s accomplishments during fiscal 2015 also include the following:

•                  Began construction of the Grand Mesa Pipeline, a 20-inch crude oil pipeline that originates in Weld County, Colorado and terminates at NGL’s Cushing, Oklahoma terminal. NGL completed a successful open season in which it received the requisite support, in the form of ship-or-pay volume commitments from multiple shippers. Rimrock Midstream, LLC’s Platte River gathering system, which is currently under development, is expected to deliver volumes from multiple shippers to Grand Mesa’s northern origin near Lucerne, Colorado.

•                  The acquisition of TransMontaigne Inc. in July 2014. As part of the acquisition, NGL acquired the general partner interest and a 19.7% limited partner interest in TransMontaigne Partners L.P., a publicly-traded partnership that conducts refined products terminaling operations. NGL also acquired line space on Plantation and Colonial Pipelines.

•                  The acquisition of Sawtooth Caverns, the largest underground natural gas liquids storage in the Western U.S. The facility will ultimately hold 10 million barrels in 8 caverns.

•                  Expansion of NGL’s revolving credit facility that expanded the capacity to $2.296 billion.

•                  Increased the quarterly distribution from $0.55125 to $0.6250, a 13% increase, and continued our 14 consecutive quarterly increases since the IPO.

A conference call to discuss NGL’s results of operations is scheduled for 3:00pm Eastern Time (2:00pm Central Time) on Monday, June 1, 2015. Analysts, investors, and other interested parties may access the conference call by dialing (866) 318-8617 and providing access code 13096094. An archived audio replay of the conference call will be available for 7 days beginning at 7:00pm Eastern Time (6:00pm Central Time) on June 1, 2015 and can be accessed by dialing (888) 286-8010 and providing access code 94726196.

NGL defines EBITDA as net income attributable to parent equity plus interest expense, loss on early extinguishment of debt, income taxes, and depreciation and amortization expense. NGL defines Adjusted EBITDA as EBITDA excluding net unrealized gains or losses on derivatives, lower of cost or market adjustments, gains or losses on the disposal or impairment of assets, and equity-based compensation expense. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) as those items are used to measure operating performance, liquidity or the ability to service debt obligations. NGL believes that EBITDA provides additional information to investors for evaluating NGL’s ability to make quarterly distributions to NGL’s unitholders and is presented solely as a supplemental measure. NGL believes that Adjusted EBITDA provides additional information to investors for evaluating NGL’s financial performance without regard to NGL’s financing methods, capital structure and historical cost basis. Further, EBITDA and Adjusted EBITDA, as NGL defines them, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other entities.

Other than for NGL’s refined products and renewables segment, for purposes of the Adjusted EBITDA calculation, NGL makes a distinction between unrealized gains and losses on derivatives and realized gains and losses on derivatives. During the period when a derivative contract is open, NGL records changes in the fair value of the derivative as an unrealized gain or loss. When a derivative contract matures or is settled, NGL reverses the previously recorded unrealized gain or loss and records a realized gain or loss. NGL does not draw such a distinction between realized and unrealized gains and losses on the derivatives for NGL’s refined products and renewables segment. The primary hedging strategy of this segment is to hedge against the risk of declines in the value of inventory over the course of the contract cycle, and most of the hedges are six months to one year in duration at inception.

A portion of the revenues of NGL’s water solutions business is generated from the sale of crude oil that NGL recovers in the process of treating the wastewater. NGL has historically entered into derivative contracts to protect against the risk of declines in the value of the crude oil NGL expects to recover in future months. During the year ended March 31, 2015, NGL settled certain derivative contracts that related to crude oil NGL expects to recover in the months from April 2015 through September 2015 and realized a gain of $17.9 million. Of this gain, $9.4 million and $8.5 million were attributable to derivatives with scheduled settlement dates during the quarters ending June 30, 2015 and September 30, 2015, respectively.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes its expectations as reflected in the forward-looking statements are reasonable, NGL can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with five primary businesses: water solutions, crude oil logistics, NGL logistics, refined products/renewables, and retail propane. NGL completed its initial public offering in May 2011. For further information, visit the Partnership’s website at www.nglenergypartners.com.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

Consolidated Balance Sheets

(U.S. Dollars in Thousands, except unit amounts)

	March 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,303	$10,440
Accounts receivable—trade, net of allowance for doubtful accounts of $4,367 and $2,822, respectively	1,024,226	877,904
Accounts receivable—affiliates	17,198	7,445
Inventories	441,762	310,160
Prepaid expenses and other current assets	120,855	80,350
Total current assets	1,645,344	1,286,299

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $ 202,959 and $109,564, respectively	1,617,389	835,848
GOODWILL	1,402,761	1,085,393
INTANGIBLE ASSETS, net of accumulated amortization of $220,517 and $116,728, respectively	1,288,343	736,106
INVESTMENTS IN UNCONSOLIDATED ENTITIES	472,673	194,821
LOAN RECEIVABLE—AFFILIATES	8,154	—
OTHER NONCURRENT ASSETS	112,837	9,164
Total assets	$6,547,501	$4,147,631

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable—trade	$833,380	$719,303
Accounts payable—affiliates	25,794	76,846
Accrued expenses and other payables	195,116	141,690
Advance payments received from customers	54,234	29,965
Current maturities of long-term debt	4,472	7,080
Total current liabilities	1,112,996	974,884

LONG-TERM DEBT, net of current maturities	2,745,299	1,629,834
OTHER NONCURRENT LIABILITIES	16,086	11,060

COMMITMENTS AND CONTINGENCIES

EQUITY:
General partner, representing a 0.1% interest, 103,899 and 79,420 notional units at March 31, 2015 and 2014, respectively	(37,021)	(45,287)
Limited partners, representing a 99.9% interest -
Common units, 103,794,870 and 73,421,309 units issued and outstanding at March 31, 2015 and 2014, respectively	2,162,924	1,570,074
Subordinated units, 5,919,346 units issued and outstanding at March 31, 2014	—	2,028
Accumulated other comprehensive loss	(109)	(236)
Noncontrolling interests	547,326	5,274
Total equity	2,673,120	1,531,853
Total liabilities and equity	$6,547,501	$4,147,631

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

Consolidated Statements of Operations

(U.S. Dollars in Thousands, except unit and per unit amounts)

	Year Ended March 31,
	2015	2014	2013
REVENUES:
Crude oil logistics	$6,635,384	$4,558,545	$2,316,288
Water solutions	200,042	143,100	62,227
Liquids	2,243,825	2,650,425	1,604,746
Retail propane	489,197	551,815	430,273
Refined products and renewables	7,231,693	1,357,676	—
Other	1,916	437,713	4,233
Total Revenues	16,802,057	9,699,274	4,417,767

COST OF SALES:
Crude oil logistics	6,560,506	4,477,397	2,244,647
Water solutions	(30,506)	11,738	5,611
Liquids	2,111,614	2,518,099	1,530,459
Retail propane	278,538	354,676	258,393
Refined products and renewables	7,035,472	1,344,176	—
Other	2,583	426,613	—
Total Cost of Sales	15,958,207	9,132,699	4,039,110

OPERATING COSTS AND EXPENSES:
Operating	372,176	259,799	169,612
Loss on disposal or impairment of assets, net	41,184	3,597	187
General and administrative	149,430	75,860	52,698
Depreciation and amortization	193,949	120,754	68,853
Operating Income	87,111	106,565	87,307

OTHER INCOME (EXPENSE):
Earnings of unconsolidated entities	12,103	1,898	—
Interest expense	(110,123)	(58,854)	(32,994)
Loss on early extinguishment of debt	—	—	(5,769)
Other income, net	37,171	86	1,521
Income Before Income Taxes	26,262	49,695	50,065

INCOME TAX (PROVISION) BENEFIT	3,622	(937)	(1,875)

Net Income	29,884	48,758	48,190

LESS: NET INCOME ALLOCATED TO GENERAL PARTNER	(45,679)	(14,148)	(2,917)

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(13,223)	(1,103)	(250)

NET INCOME (LOSS) ALLOCATED TO LIMITED PARTNERS	$(29,018)	$33,507	$45,023

BASIC AND DILUTED INCOME (LOSS) PER COMMON UNIT	$(0.29)	$0.51	$0.96

BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	86,359,300	61,970,471	41,353,574

ADJUSTED EBITDA RECONCILIATION

The following table reconciles net income attributable to parent equity to EBITDA and Adjusted EBITDA, each of which are non-GAAP financial measures, for the periods indicated:

	Year Ended March 31,
	2015	2014	2013
	(in thousands)
Net income attributable to parent equity	$16,661	$47,655	$47,940
Income tax provision (benefit)	(3,676)	937	1,875
Interest expense	106,594	58,871	32,994
Loss on early extinguishment of debt	—	—	5,769
Depreciation and amortization	191,998	127,821	73,739
EBITDA	311,577	235,284	162,317
Net unrealized (gains) losses on derivatives	7,559	(1,327)	5,275
Lower of cost or market adjustments	16,806	—	—
Loss on disposal or impairment of assets, net	41,274	3,597	187
Equity-based compensation expense	42,890	17,804	10,138
Adjusted EBITDA	$420,106	$255,358	$177,917

SOURCE: NGL Energy Partners LP

NGL Energy Partners LP
Atanas H. Atanasov, 918-481-1119
Chief Financial Officer and Treasurer
atanas.atanasov@nglep.com